Exhibit 99.2
CLEAR CHANNEL INTERNATIONAL B.V. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF LOSS
(UNAUDITED)

(In thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue	$280,347	$247,124	$497,419	$396,648
Operating expenses:
Direct operating expenses(1)	180,332	197,525	359,291	367,007
Selling, general and administrative expenses(1)	56,428	63,529	108,385	112,896
Corporate expenses(1)	12,653	5,432	25,209	15,130
Depreciation and amortization	18,779	21,934	38,223	42,231
Other operating income, net	(3,419)	(1,302)	(1,640)	(411)
Operating income (loss)	15,574	(39,994)	(32,049)	(140,205)
Interest expense, net	(10,111)	(5,982)	(20,132)	(12,124)
Other income (expense), net	(32,569)	2,264	(44,379)	10,116
Loss before income taxes	(27,106)	(43,712)	(96,560)	(142,213)
Income tax benefit (expense)	(3,669)	(774)	(581)	1,355
Consolidated net loss	(30,775)	(44,486)	(97,141)	(140,858)
Less amount attributable to noncontrolling interest	(66)	—	(66)	—
Net loss attributable to the Company	$(30,709)	$(44,486)	$(97,075)	$(140,858)

(1)Excludes depreciation and amortization